INDEPENDENT AUDITORS' CONSENT                                       Exhibit 23.2
                                                                     (1998 10-K)


We consent to the incorporation by reference in Registration Statements Nos. 33-18140, 33-21250, 33-24197, 33-38719, 33-38720, 33-62658, 333-42353, 333-46469,
333-61279, 333-61281 and 333-61389 on Form S-8 and No. 333-47493 on Form S-3 of
Applied Power Inc. of our report dated May 11, 1998 (related to the consolidated financial statements of ZERO Corporation and subsidiaries not presented separately herein), appearing in this Annual Report on Form 10-K of Applied Power Inc.



DELOITTE & TOUCHE LLP
Los Angeles, California
November 20, 1998